Cusip No. 89589P304                      13G                  Page 9 of 12 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 13, 1998
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                    MORGAN  STANLEY,  DEAN WITTER,  DISCOVER & CO.,  DEAN WITTER

               INTERCAPITAL INC., DEAN WITTER  CONVERTIBLE  SECURITIES FUND, and

               VAN KAMPEN AMERICAN CAPITAL ASSET  MANAGEMENT,  INC. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

          MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co., Incorporated

          DEAN WITTER INTERCAPITAL INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.

          DEAN WITTER CONVERTIBLE SECURITIES FUND

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.

          VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.

          BY: /s/ Donald P. Ryan
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          Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.